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PRICING SUPPLEMENT NO. 27 DATED JUNE 26, 2002                                       REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                        FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                          CREDIT SUISSE FIRST BOSTON (USA), INC.

                                                    MEDIUM-TERM NOTES

                                        DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR
PAYMENT AT THE RATE SET FORTH BELOW.
Agent:  Credit Suisse First Boston Corporation

Principal Amount:                       200MM                    Optional Conversion:                     N/A

Price To Public:                        100.00%                  Optional Repayment Date:                 Non Call/Life

Underwriting Discount:                  N/A

Percentage To Issuer:                   100.00%                  Business Day Jurisdiction:               New York

Settlement Date                         June 26,2002             Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                     US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:                $1,000 and integral      Annual Redemption                        N/A
                                        multiples thereof        Percentage Reduction:

                                                                 Optional Extension of Maturity:

Maturity Date:                          July 23,2003             Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:       Floating Rate Note

Initial Interest Rate:                  1.84

Interest Rate Basis:                    3 MONTH LIBOR

Maximum/Minimum                         N/A                      Initial Interest Reset Date:          October 23rd 2002
  Interest Rate:                                                 Interest Reset Date(s):
                                                                                                       The 23rd of each
                                                                                                       October, January,
                                                                                                       April, July.
Spread to Index:                        -3 basis points

Interest Payment Date:                  Quarterly. Pays the      Specify if Note is indexed,              N/A
                                        23rd of each October,    renewable, dual currency,
                                        January, April, July     amortizing, or OID, if
                                        and maturity.            applicable:
                                        Subject to the
                                        modified following
                                        business convention.

Interest Determination Date:            Quarterly 2 London       Day Count:                               ACT/360
                                        business days prior to
                                        interest pay date.
                                        Telerate page 3750.

                                                                 CUSIP:                                   22541FCT1

First Interest Payment Date:            October 23rd 2002

Settlement:                             DTC #355

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                                                CREDIT SUISSE FIRST BOSTON